                                                                      EXHIBIT 12
                                                                     Page 1 of 2


                           THE TIMES MIRROR COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

               AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIO)

                                                                  HISTORICAL
                                  ----------------------------------------------------------------------------------
                                                                                                               Six
                                                                                                              Months
                                                     Year Ended December 31                                   Ended
                                  --------------------------------------------------------------------       June 30,
                                     1992          1993           1994            1995          1996           1997
                                  ----------     ---------      --------       ----------     --------       --------
Fixed charges
 Interest expense...............    $ 74,281      $ 84,054       $ 69,322       $  29,467      $ 27,047      $ 20,342
 Interest related to ESOP(a)....       4,113         2,611          1,376
 Capitalized interest...........       3,963           391          1,142             485
 Portion of rents deemed to
  be interest...................      21,857        21,007         20,418          22,180        19,636         8,870
 Amortization of debt expense...         600           995            339             411           529           448
                                    --------      --------       --------       ---------      --------      --------
   Total fixed charges..........    $104,814      $109,058       $ 92,597       $  52,543      $ 47,212      $ 29,660
                                    ========      ========       ========       =========      ========      ========
Earnings (loss)
 Income (loss) from
  continuing operations
  before income taxes...........    $ (7,102)     $109,785       $257,899       $(455,013)     $403,989      $193,151

 Fixed charges, less
  capitalized interest and
  interest related to ESOP(a)...      96,738       106,056         90,079          52,058        47,212        29,660

 Amortization of capitalized
  interest......................       5,963         4,222          4,229           4,475         4,102         2,005
 Distributed income from
  less than
  50% owned unconsolidated
  affiliates....................         214           281            292             352           191           222
 Subtract: Equity loss
  (income) from
  less than 50% owned
  unconsolidated affiliates.....       2,025         1,067          1,158            (615)          14          3,377
                                    --------      --------       --------       ---------      --------      --------
   Total earnings (loss)........    $ 97,838      $221,411       $353,657       $(398,743)     $455,508      $228,415
                                    ========      ========       ========       =========      ========      ========
Ratio of earnings to fixed
 charges........................     (b)           2.0x           3.8x            (c)           9.6x          7.7x

                                      PRO FORMA (d)
                                  --------------------
                                    Year          Six
                                   Ended         Months
                                   Decem-        Ended
                                   ber 31,       June 30,
                                    1996          1997
                                  ---------      --------
Fixed charges
 Interest expense...............     $ 58,132      $ 35,884
 Interest related to ESOP(a)....
 Capitalized interest...........
 Portion of rents deemed to
  be interest...................       19,636         8,870
 Amortization of debt expense...          584           476
                                     --------      --------
   Total fixed charges..........     $ 78,352      $ 45,230
                                     ========      ========
Earnings (loss)
 Income (loss) from
  continuing operations
  before income taxes...........     $375,890      $179,102

 Fixed charges, less
  capitalized interest and
  interest related to ESOP(a)...       78,352        45,230

 Amortization of capitalized
  interest......................        4,102         2,005
 Distributed income from
  less than
  50% owned unconsolidated
  affiliates....................          191           222
 Subtract: Equity loss
  (income) from
  less than 50% owned
  unconsolidated affiliates.....           14         3,377
                                     --------      --------
   Total earnings (loss)........     $458,549      $229,936
                                     ========      ========
Ratio of earnings to fixed
 charges........................       5.9x          5.1x

(a) The Company guaranteed repayment of debt of the Company's Employee Stock Ownership Plan (ESOP) and, accordingly, included the related interest in fixed charges. This debt was repaid on December 15, 1994.
(b) Earnings are approximately $7 million lower than the amount needed to cover fixed charges in this year, as earnings in 1992 were impacted by over $200 million in restructuring charges.
(c) Earnings are approximately $451 million lower than the amount needed to cover fixed charges in this year, as earnings in 1995 were impacted by approximately $768 million in restructuring charges.
(d) On August 8, 1997, the Company closed a transaction (the "Transaction") involving agreements with its largest stockholders, Chandler Trust No. 1 and Chandler Trust No. 2 (the "Chandler Trusts"). The Transaction consisted of two components: (a) the formation of a new limited liability company by the Company and the Chandler Trusts (the "LLC") and (b) the merger of Chandis Securities Company, a holding company owned by Chandler Trust No. 2 and affiliated minority investors, with and into a subsidiary of the Company (the "Merger"). For additional information regarding the Transaction, see the Company's Current Report on Form 8-K filed on
     August 11, 1997. The pro forma ratio of earnings to fixed charges was computed by adjusting the historical amounts for (i) interest expense and amortization of debt expense relating to the Debentures and (ii) interest expense and equity income resulting from the Transaction, assuming that both (i) and (ii) had occurred on January 1, 1996.

                                                                      EXHIBIT 12
                                                                     PAGE 2 0F 2
                           THE TIMES MIRROR COMPANY

                   COMPUTATION OF RATIO OF EARNINGS TO FIXED

                     CHARGES AND PREFERRED STOCK DIVIDENDS

                      AND PRO FORMA RATIO OF EARNINGS TO

                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (IN THOUSANDS, EXCEPT RATIO)

                                                        HISTORICAL                      PRO FORMA (b)
                                            -----------------------------------     ------------------------
                                                 Year Ended          Six Months       Year         Six Months
                                                 December 31           Ended         Ended           Ended
                                            ----------------------    June 30,      December 31,    June 30,
                                              1995           1996       1997          1996            1997
                                            --------       -------   ----------     ------------   ----------
Fixed charges
 Interest expense.......................    $  29,467     $ 27,047     $ 20,342       $ 58,132      $ 35,884
 Capitalized interest...................          485
 Portion of rents deemed to be interest.       22,180       19,636        8,870         19,636         8,870
 Amortization of debt expense...........          411          529          448            584           476
                                            ---------     --------     --------       --------      --------
   Total fixed charges..................       52,543       47,212       29,660         78,352        45,230
Preferred stock dividend requirements...       74,581       85,578       33,305         63,527        23,539
                                            ---------     --------     --------       --------      --------
   Fixed charges and preferred stock
    dividends...........................    $ 127,124     $132,790     $ 62,965       $141,879      $ 68,769
                                            =========     ========     ========       ========      ========
Earnings (loss)
 Income (loss) from continuing
  operations before income taxes........    $(455,013)    $403,989     $193,151       $375,890      $179,102
 Fixed charges, less capitalized               52,058       47,212       29,660         78,352        45,230
  interest..............................
 Amortization of capitalized interest...        4,475        4,102        2,005          4,102         2,005
 Distributed income from less than 50%
  owned unconsolidated affiliates.......          352          191          222            191           222
 Subtract: Equity loss (income) from
  less than 50% owned unconsolidated
  affiliates............................         (615)          14        3,377             14         3,377
                                            ---------     --------     --------       --------      --------

   Total earnings (loss)................    $(398,743)    $455,508     $228,415       $458,549      $229,936
                                            =========     ========     ========       ========      ========
Ratio of earnings to fixed charges and        (a)          3.4x         3.6x          3.2x           3.3x
 preferred stock dividends..............

(a) Earnings are approximately $526 million lower than the amount needed to cover fixed charges and preferred stock dividends in this year, as earnings in 1995 were impacted by approximately $768 million in restructuring charges.

(b) The pro forma ratio of earnings to fixed charges and preferred stock dividends was computed by adjusting the historical amounts for (i) interest expense and amortization of debt expense relating to the Debentures, (ii) interest expense and equity income resulting from the Transaction, (iii) preferred stock dividends for the Company's Preferred Stock, Series C-1 and the Company's Preferred Stock, Series C-2 issued in connection with the Merger assuming that such issuance had resulted in $313 million of preferred stock with an annual dividend rate of 5.8% and (iv) elimination of preferred stock dividends for all of the Company's Series A Preferred Stock acquired in the Merger and 80% of the Company's Series A Preferred Stock owned by the LLC reflected as treasury stock, assuming that the above
     (i) through (iv) had occurred on January 1, 1996.